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                                                                EXHIBIT 10.2

                         THE BANK OF NEW YORK COMPANY, INC.
                            2003 LONG-TERM INCENTIVE PLAN
                                STOCK OPTION AGREEMENT

After reading this Agreement, please sign and return the original to___________ at ___________, and retain a copy for your files.





     You have been furnished with a copy of the 2003 Long-Term Incentive Plan of The Bank of New York Company, Inc. (the "Plan"). Unless defined herein, capitalized terms used in this Agreement shall be as defined in the Plan.

     1. Your right to exercise the Option shall expire ten years from the grant date. In the event that your employment with the Company and its subsidiaries shall cease for any reason, your right to exercise the Option may expire at an earlier date, as provided in Paragraph 3 herein.

     2. The Option may be exercised in whole at any time or in part from time to time after the shares become exercisable as noted above.

     3. In the event your employment with the Company and its subsidiaries is terminated, then your right to exercise the Option shall expire on the earlier of ten years from grant date or the applicable time period specified below from the date of such termination:

         Reason for Termination               Applicable Time Period
 -------------------------------------  -----------------------------------
      Voluntary                               Must be Exercised by
                                               Termination Date

      Cause                                   Must be Exercised by
                                               Termination Date

      Disability                              3 years

      Retirement                              5 years

      Death                                   3 years

      Joint Venture or Divestiture by         3 years
       Company or subsidiary

      Other with Termination                  3 years
       Agreement

      Other                                   3 months unless determined
                                                otherwise by Committee


For purposes of this Agreement only, the termination date for Disability is considered to be the date on which long-term disability, as determined by the Committee, commences.

     During the period you may exercise your Option following termination of employment, except in the case of disability or death, shares under the Option shall become exercisable (to the extent not previously exercisable) after three months from your termination or, if later, one year after the grant date. In the event you terminate due to disability, all shares under your Option shall become exercisable (to the extent not previously exercisable) one year after you terminate or, if later, one year after the grant date. In the event of your death, all shares under your Option shall become exercisable immediately or, if later, one year after the grant date.

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     4.  The Option may be exercised by delivering to the Company written notice thereof, including in such notice the number of shares to be exercised. Payment of the option price upon exercise of an Option shall accompany such notice and shall be made in cash and/or shares of Common Stock in accordance with procedures established by the Committee. Exercise of the Option shall take effect on the date the notice and payment are actually received by the Company.

     5. After an Option is exercised, the Company shall, subject to Paragraph 6, deliver to you certificates for the number of shares with respect to which the Option has been exercised.

     6. You agree that, upon exercise of shares subject to the Option, you shall pay to the Company the appropriate amount of taxes due for withholding purposes as a result of such exercise or, in accordance with procedures established by the Committee, permit the Company to retain shares of Common Stock from you to fulfill such withholding liability.

     7. The Option may be transferred by you, subject to the execution by you and the transferee of any additional agreements as may be required by the Committee, to certain parties as permitted by, and in accordance with, the Plan.

     8. This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Company and any transferee of the Option pursuant to Paragraph 7, (b) shall be governed by the laws of the State of New York and
(c) may not be amended except in writing. This grant shall in no way affect your participation or benefits under any other plan or program maintained or provided by the Company. In the event of a conflict between this Agreement and the Plan, the Plan shall govern.

     Please indicate your acceptance hereof by signing in the space provided and returning this Agreement to the Compensation Department, OWS-13.


                                      THE BANK OF NEW YORK COMPANY, INC.

                                      By:  _____________________________
                                      Title:

Accepted and Agreed to:

_____________________________